Exhibit 99.2

Supplemental Financial Report for the

Quarter Ended March 31, 2026

©2026 Greystone & Co. II LLC. All rights reserved. References to the term “Greystone,” refer to Greystone & Co. II LLC and/or its affiliated companies, as applicable.

Supplemental Financial Report for the Quarter Ended March 31, 2026

Partnership Financial Information

TABLE OF CONTENTS

Letter from the CEO	3
Quarterly Fact Sheet	5
Financial Performance Information	6
Appendices	16
Important Disclosure Notices	20
Other Partnership Information	21

© 2026 Greystone & Co. II LLC	2

Supplemental Financial Report for the Quarter Ended March 31, 2026

Letter from the CEO

I am pleased to report Greystone Housing Impact Investors LP’s operating results for the first quarter of 2026. We reported the following financial results as of and for the three months ended March 31, 2026:

•
Net income of $1.32 million or $0.01 per Beneficial Unit Certificate (“BUC”), basic and diluted
•
Cash Available for Distribution (“CAD”) of $3.05 million or $0.13 per BUC
•
Total assets of $1.49 billion
•
Total Mortgage Revenue Bond (“MRB”) and Governmental Issuer Loan (“GIL”) investments of $1.03 billion

We reported the following notable transactions during the first quarter of 2026:

•
Advances on taxable MRB investments totaled approximately $8.3 million.
•
Contributions to market-rate multifamily and seniors housing joint venture equity investments totaled approximately $12.6 million.
•
Acquired four multifamily properties located in South Carolina via deed in lieu of foreclosure on existing Partnership MRB and taxable MRB investments with aggregate principal of $119.9 million.
•
Obtained an $84.0 million mortgage loan secured by the four acquired South Carolina properties.

In April, our GIL and taxable GIL investments for Poppy Grove I and Poppy Grove II were redeemed at par plus accrued interest with aggregate principal repaid of $90.0 million, of which proceeds of $72.0 million were used to repay the related debt financings.

Other highlights of our investment portfolio include the following:

•
All MRB and GIL investments were current on contractual principal and interest payments from borrowers as of March 31, 2026.
•
We continue to execute our hedging strategy, primarily through interest rate swaps, to reduce the impact of changing market interest rates with net receipts totaling approximately $246,000 for the three months ended March 31, 2026.
•
Nine current market-rate multifamily and seniors housing joint venture equity investment properties have completed construction. Three properties are in the planning phase.

We continue to pursue our strategy to reduce the capital allocated to joint venture equity investments in market rate multifamily properties. We and the respective property managing members will manage the remaining portfolio of market rate multifamily investments to maximize sales prices

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Supplemental Financial Report for the Quarter Ended March 31, 2026

and returns to the extent possible, with return of capital from the sale of these investments to be redeployed into primarily new tax-exempt mortgage revenue bond investments.

We believe this change in investment strategy will provide many benefits to unitholders, including more stable investment earnings, an increase in the proportion of tax-advantage income allocated to unitholders in the long-term, and more capital allocated to a proven investment class that is core to our operations and leverages the strong relationships and knowledge base of Greystone’s other lending platforms.

The Partnership’s near-term results of operations will be impacted by the pace of sales of market rate multifamily investments and our ability to redeploy capital into new tax-exempt mortgage revenue bond investments. We and the Board of Managers will continue assessing the potential impacts on the Partnership’s short-term and long-term earnings expectations and future unitholder distributions, with a focus on the long-term benefit to unitholders and the Partnership.

Thank you for your continued support of Greystone Housing Impact Investors LP!

Kenneth C. Rogozinski

Chief Executive Officer

© 2026 Greystone & Co. II LLC	4

Supplemental Financial Report for the Quarter Ended March 31, 2026

First Quarter 2026 Fact Sheet

PARTNERSHIP DETAILS

Greystone Housing Impact Investors LP was formed for the purpose of acquiring a portfolio of MRBs that are issued to provide construction and/or permanent financing of affordable multifamily residential and commercial properties. The Partnership has also invested in GILs, which, similar to MRBs, provide financing for affordable multifamily properties. We expect and believe the interest paid on the MRBs and GILs to be excludable from gross income for federal income tax purposes. In addition, we have invested in equity interests in multifamily, market rate properties throughout the U.S. We also own interests in multifamily properties ("MF Properties") until the highest and best use can be determined. We continue to pursue a business strategy of acquiring additional MRBs and GILs on a leveraged basis, and other investments.

(As of March 31, 2026)

Symbol (NYSE)		GHI
BUC Price		$$4.92
BUCs Outstanding (including Restricted Units)		23,562,510
Market Capitalization		$$115,927,549
52-week BUC price range	$4.71 to $12.70

Partnership Financial Information for Q1 2026 ($’s in 000’s, except per BUC amounts)
	3/31/2026	12/31/2025

Total Assets	$1,486,983	$1,502,887
Leverage Ratio (1)	75%	75%

	Q1 2026

Total Revenues	$21,785
Net Income (loss)	$1,326
Cash Available for Distribution (“CAD”) (2)	$3,051

(1)
Our overall leverage ratio is calculated as total outstanding debt divided by total assets using cost adjusted for paydowns and allowances for MRBs, GILs, property loans, taxable MRBs and taxable GILs, and initial cost for deferred financing costs and real estate assets.
(2)
Management utilizes a calculation of Cash Available for Distribution (“CAD”) to assess the Partnership’s operating performance. This is a non-GAAP financial measure. See the Important Disclosure Notices in the Appendices for important information regarding non-GAAP measures. A reconciliation of our GAAP net income (loss) to CAD is provided on page 18 of this report.

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Supplemental Financial Report for the Quarter Ended March 31, 2026

Operating Results Summary

(Dollar amounts in thousands, except per BUC information)

	Q1 2026	Q1 2025
Total revenues	$21,785	$24,322
Total expenses	(17,751)	(20,935)
Gain on deed in lieu of foreclosures	2,219	-
Gain on sale of investments in unconsolidated entities	-	5
Earnings (losses) from investments in unconsolidated entities	(4,930)	(992)
Income tax benefit	3	3
Net income	$1,326	$2,403

Per BUC operating metrics:
Net income	$0.01	$0.07
Cash available for distribution	$0.13	$0.30

Per BUC distribution information:
Cash distributions declared	$0.14	$0.37

Weighted average BUCs outstanding	23,266,619	23,171,226
BUCs outstanding, end of period	23,266,619	23,171,226

© 2026 Greystone & Co. II LLC	6

Supplemental Financial Report for the Quarter Ended March 31, 2026

Asset Profile

(Dollar amounts in thousands)

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Supplemental Financial Report for the Quarter Ended March 31, 2026

Mortgage Investments to Total Assets Profile

(Dollar amounts in thousands)

(1)
The decline as of March 31, 2026 is due to the acquisition of four former MRB properties via deed in lieu of foreclosure in Q1 2026 that are now reported as MF Properties.

Note: Mortgage Investments include the Partnership’s Mortgage Revenue Bonds, Governmental Issuer Loans, Taxable Mortgage Revenue

Bonds, Taxable Governmental Issuer Loans, and Property Loans that share a first mortgage with the Governmental Issuer Loans.

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Supplemental Financial Report for the Quarter Ended March 31, 2026

Debt and Equity Profile

(Dollar amounts in thousands)

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Supplemental Financial Report for the Quarter Ended March 31, 2026

Debt Financing

(Dollar amounts in thousands)

$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
40%
9%
34%
17%
41%
7%
32%
20%
44%
3%
32%
21%
45%
2%
32%
21%
38% (1)
3% (2)
35%
24% (3)
3/31/2025
6/30/2025
9/30/2025
12/31/2025
3/31/2026
Fixed Asset - Variable Debt
Fixed Asset - Fixed Debt
Variable Asset - Variable Debt
Fixed Asset - Variable Debt (Hedged)

(1)
The variable-rate debt financing is hedged through our interest rate swap agreements. Though the variable rate indices may differ, these interest rate swaps have effectively synthetically fixed the interest rate of the related debt financing.
(2)
The securitized assets and related debt financings each have variable interest rates. Though the variable rate indices may differ, the Partnership is largely hedged against rising interest rates.
(3)
A majority of the securitized assets in this category as of March 31, 2026 have maturity dates on or before December 2026, so long-term interest rate risk is minimal.

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Supplemental Financial Report for the Quarter Ended March 31, 2026

Debt Investments Activity (1)

(Dollar amounts in thousands)

Quarterly Activity	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Investment Purchases	$60,610	$47,376	$27,552	$39,249	$8,458
Sales and Redemptions	(114,760)	(72,581)	(30,757)	(13,865)	(4,650)
Net Investment Activity	(54,150)	(25,205)	(3,205)	25,384	3,808
Net Debt (Proceeds) Repayment	47,343	34,181	9,454	(23,799)	(1,369)
Net Capital Deployed	$(6,807)	$8,976	$6,249	$1,585	$2,439
(1)
The reported amounts include investment activity related to the Construction Lending JV and MF Properties acquired via deed in lieu of foreclosure of previous MRB investments.

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Supplemental Financial Report for the Quarter Ended March 31, 2026

Market-Rate JV Equity Investments Activity

(Dollar amounts in thousands)

Quarterly Activity	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
JV Equity Contributions	$7,709	$3,095	$331	$7,577	$12,555
Return of JV Equity Contributions	(13,488)	(12,901)	-	(4,445)	-
Net Investment Activity	(5,779)	(9,805)	331	3,132	12,555
Net Debt (Proceeds) Repayment	-	7,000	2,500	(9,500)	-
Net Capital Deployed	$(5,779)	$(2,805)	$2,831	$(6,368)	$12,555

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Supplemental Financial Report for the Quarter Ended March 31, 2026

Net Book Value Waterfall

Note: Per unit data derived from weighted average BUCs outstanding during the period, except for the Net Book Values, which are based on shares outstanding on the stated date, including unvested restricted units. Numbers may not sum due to rounding.

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Supplemental Financial Report for the Quarter Ended March 31, 2026

Interest Rate Sensitivity Analysis

The interest rate sensitivity table below represents the change in interest income from investments, net of interest on debt and settlement payments for interest rate derivatives over the next twelve months, assuming an immediate parallel shift in the SOFR yield curve and the resulting implied forward rates are realized as a component of this shift in the curve and assuming management does not adjust its strategy in response. The amounts in the table below do not consider any potential unrealized gains or losses from derivatives in determining the net interest income impact.

Description	- 100 basis points	- 50 basis points	+ 50 basis points	+ 100 basis points	+ 200 basis points
TOB Debt Financings	$2,779,201	$1,389,600	$(1,389,600)	$(2,779,201)	$(5,558,402)
Other Financings & Derivatives	(1,617,420)	(808,710)	808,710	1,617,420	3,234,840
Variable Rate Investments	(425,508)	(212,754)	212,754	425,508	851,017
Net Interest Income Impact	$736,273	$368,136	$(368,136)	$(736,273)	$(1,472,545)

Per BUC Impact (1)	$0.032	$0.016	$(0.016)	$(0.032)	$(0.063)
(1)
The net interest income impact per BUC calculated based on 23,266,619 BUCs outstanding as of March 31, 2026.

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Supplemental Financial Report for the Quarter Ended March 31, 2026

Tax Income Information Related to Beneficial Unit Certificates

(Dollar amounts in millions)

The following table summarizes tax-exempt and taxable income as percentages of total income allocated to the Partnership’s BUCs on Schedule K-1 for tax years 2023 to 2025. This disclosure relates only to income allocated to the Partnership’s BUCs and does not consider an individual unitholder’s basis in the BUCs or potential return of capital as such matters are dependent on the individual unitholders’ specific tax circumstances. The disclosure also assumes that the individual unitholder can utilize all allocated losses and deductions, even though such items may be limited depending on the unitholder’s specific tax circumstances. Such amounts are for all BUC holders in the aggregate during the year. Income is allocated to individual investors monthly and amounts allocated to individual investors may differ from these percentages due to, including, but not limited to, BUC purchases and sales activity and the timing of significant transactions during the year.

	2025(1)		2024(1)		2023
	Total	Percent	Total	Percent	Total	Percent
Tax-exempt income	$14.7	n/a	$16.8	n/a	$15.4	40%
Taxable income	(9.1)	n/a	(21.4)	n/a	23.4	60%
	$5.6	n/a	$(4.6)	n/a	$38.8	100%
(1)
The Partnership generated a net taxable loss for BUC holders for tax years 2025 and 2024 due to the allocation of net rental real estate losses on the Partnership’s JV Equity Investments that exceeded JV Equity property gains on sale during the year.

Unrelated Business Taxable Income

Certain allocations of income and losses may be considered Unrelated Business Taxable Income (“UBTI”) for certain tax-exempt unitholders. UBTI-related items are reported in Box 20V and in the footnotes to each BUC holder’s Schedule K-1. The rules around UBTI are complex, so please consult your tax advisor.

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Supplemental Financial Report for the Quarter Ended March 31, 2026

Appendices

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Supplemental Financial Report for the Quarter Ended March 31, 2026

Operating Results Detail

(Dollar amounts in thousands, except per BUC information)

	Q1 2026	Q1 2025
Revenues:
Investment income	$16,439	$21,075
Other interest income	3,123	$2,288
Property revenues	1,449	-
Other income	774	959
Total revenues	21,785	24,322

Expenses:
Real estate operating	828	-
Provision for credit losses	(2,078)	(172)
Depreciation and amortization	2,746	4
Interest expense	13,168	13,497
Net result from derivative transactions	(1,564)	3,036
General and administrative	4,651	4,570
Total expenses	17,751	20,935

Other Income:
Gain on deed in lieu of foreclosures	2,219	-
Gain on sale of investments in unconsolidated entities	-	5
Earnings (losses) from investments in unconsolidated entities	(4,930)	(992)
Income before income taxes	1,323	2,400
Income tax benefit	(3)	(3)
Net income	1,326	2,403
Redeemable preferred unit distributions and accretion	(1,102)	(761)
Net income available to partners	$224	$1,642

Net income available to partners allocated to:
General partner	$2	$16
Limited partners - BUCs	181	1,569
Limited partners - Restricted units	41	57
Net income available to partners	$224	$1,642

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Supplemental Financial Report for the Quarter Ended March 31, 2026

Cash Available for Distribution (1)

(Dollar amounts in thousands, except per BUC information)

	Q1 2026	Q1 2025
Net income	$1,326	$2,403
Unrealized (gains) losses on derivatives, net	(1,543)	3,883
Depreciation and amortization	2,746	4
Provision for credit losses	(2,078)	(172)
Reversal of gain on deed in lieu of foreclosures	(2,219)	-
Amortization of deferred financing costs	489	381
Restricted unit compensation expense	394	234
Deferred income taxes	1	2
Redeemable Preferred Unit distributions and accretion	(1,102)	(761)
Tier 2 Income allocable to the General Partner	-	-
Recovery of prior credit loss	(11)	(17)
Bond premium, discount and amortization, net of cash received	99	25
(Earnings) losses from investments in unconsolidated entities	4,948	992
Total Cash Available for Distribution	$3,050	$6,974

Weighted average number of BUCs outstanding, basic	23,266,619	23,171,226
Net income per BUC, basic	$0.01	$0.07
Total CAD per BUC, basic	$0.13	$0.30
Cash Distributions declared, per BUC	$0.14	$0.37
(1)
See the Important Disclosure Notices in the Appendices for important information regarding non-GAAP measures.

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Supplemental Financial Report for the Quarter Ended March 31, 2026

Balance Sheet Summary

(Dollar amounts in thousands, except per BUC information)

	12/31/2022	12/31/2023	12/31/2024	12/31/2025	3/31/2026
Assets:
Cash	$51,188	$37,918	$14,703	$39,502	$20,628
Restricted cash	41,449	9,816	16,603	15,384	11,781
Interest receivable	11,628	8,266	7,446	7,277	7,024
Mortgage revenue bonds, at fair value	799,409	930,676	1,026,484	1,007,904	889,693
Governmental issuer loans, net	300,230	221,653	225,164	138,149	138,194
Property loans, net	175,110	120,508	55,135	50,122	50,142
Investments in unconsolidated entities	115,791	136,653	179,410	146,300	154,347
Real estate assets, net	36,550	4,716	4,906	3,623	111,574
Other assets	35,775	43,195	49,849	94,627	103,600
Total assets	$1,567,130	$1,513,401	$1,579,700	$1,502,888	$1,486,983

Liabilities
Accounts payable, accrued expenses and other liabilities	$21,734	$22,958	$23,481	$21,134	$18,185
Distribution payable	10,900	8,584	8,997	5,947	3,332
Secured lines of credit	55,500	33,400	68,852	80,850	89,950
Debt financing, net	1,058,903	1,015,030	1,093,273	1,015,095	923,705
Mortgages payable, net	1,690	1,690	1,664	232	83,284
Total liabilities	1,148,727	1,081,662	1,196,267	1,123,258	1,118,456

Redeemable preferred units	94,447	82,432	77,406	102,411	102,417
Partners' capital	323,956	349,307	306,027	277,219	266,110
Total liabilities and partners' capital	$1,567,130	$1,513,401	$1,579,700	$1,502,888	$1,486,983

Net book value per BUC(1)	$14.31	$15.17	$13.15	$11.77	$11.30
(1)
Based on total BUCs and unvested restricted unit awards outstanding as of each date presented.

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Supplemental Financial Report for the Quarter Ended March 31, 2026

Important Disclosure Notices

Forward-Looking Statements

All statements in this document other than statements of historical facts, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. When used, statements which are not historical in nature, including those containing words such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions, are intended to identify forward-looking statements. We have based forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. This document may also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties contained in this supplement and, accordingly, we cannot guarantee their accuracy or completeness. In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the headings “Item 1A Risk Factors” in our 2025 Annual Report on Form 10-K for the year ended December 31, 2025. These forward-looking statements are subject to various risks and uncertainties and Greystone Housing Impact Investors LP (the “Partnership”) expressly disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Most, but not all, of the selected financial information furnished herein is derived from the Greystone Housing Impact Investors LP’s consolidated financial statements and related notes prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) and management’s discussion and analysis of financial condition and results of operations included in the Partnership’s reports on Forms 10-K and 10-Q. The Partnership’s annual consolidated financial statements were subject to an independent audit dated March 16, 2026.

Disclosure Regarding Non-GAAP Measures

This document refers to certain financial measures that are identified as non-GAAP. We believe these non-GAAP measures are helpful to investors because they are the key information used by management to analyze our operations. This supplemental information should not be considered in isolation or as a substitute for the related GAAP measures.

Please see the consolidated financial statements we filed with the Securities and Exchange Commission on Forms 10-K and 10-Q. Our GAAP consolidated financial statements can be located upon searching for the Partnership’s filings at www.sec.gov.

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Supplemental Financial Report for the Quarter Ended March 31, 2026

Other Partnership Information

Corporate Office:		Transfer Agent:
14301 FNB Parkway		Equiniti Trust Company, LLC
Suite 211		28 Liberty Street, Floor 53
Omaha, NE 68154		New York, NY 10005
Phone:	402-952-1235	HelpAST@equiniti.com
Investor & K-1 Services:	855-428-2951	Phone: 718-921-8124
Web Site:	www.ghiinvestors.com	800-937-5449
K-1 Services Email:	ghiK1s@greyco.com
Ticker Symbol (NYSE):	GHI

Corporate Counsel:		Independent Accountants:
Barnes & Thornburg LLP		Grant Thornton
11 S. Meridian Street		2001 Market Street Suite 800
Indianapolis, IN 46204		Philadelphia, PA 19103

Board of Managers of Greystone AF Manager LLC:
(acting as the directors of Greystone Housing Impact Investors LP)

Stephen Rosenberg	Chairman of the Board
Jeffrey M. Baevsky	Manager
Drew C. Fletcher	Manager
Steven C. Lilly	Manager
W. Kimball Griffith	Manager
Deborah A. Wilson	Manager
Robert K. Jacobsen	Manager
Alfonso Costa Jr.	Manager

Corporate Officers:
Kenneth C. Rogozinski	Chief Executive Officer
Jesse A. Coury	Chief Financial Officer

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